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EXHIBIT 1    LETTER DATED 3/15/99 FROM ARTHUR ANDERSEN LLP


March 15, 1999



Mr. Jim Heim
Prologic Management Systems, Inc.
2030 East Speedway Boulevard
Tucson, Arizona  85719

Dear Mr. Heim:

This is to confirm that the client-auditor relationship between Prologic Management Systems, Inc. and Arthur Andersen LLP has ceased.

Very truly yours,

/s/ Arthur Andersen LLP



Copy to: Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C.  20549